UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020

VERU INC.

(Exact name of registrant as specified in its charter)

Wisconsin	1-13602	39-1144397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 NW 25th Street, Suite 102, Miami, Florida 33127

Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (305) 509-6897

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VERU	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 26, 2020, Veru Inc. (the “Company”) entered into a common stock purchase agreement (the “Purchase Agreement”) with Aspire Capital Fund, LLC, an Illinois limited liability company (“Aspire Capital”), which provides that, upon the terms and subject to the conditions and limitations set forth therein, the Company has the right, from time to time in its sole discretion during the 36-month term of the Purchase Agreement, to direct Aspire Capital to purchase up to $23.9 million of the Company’s common stock (the “Common Stock”) in the aggregate. Upon execution of the Purchase Agreement, the Company issued and sold to Aspire Capital under the Purchase Agreement 1,644,737 shares of Common Stock at a price per share of $3.04, for an aggregate purchase price of $5,000,000 (the “Initial Purchase Shares”). Based on information currently available including giving effect to the sale of the Initial Purchase Shares to Aspire Capital under the Purchase Agreement, the Company expects its cash and cash equivalents as of June 30, 2020 to be approximately $13.5 million, compared to $2.6 million as of March 31, 2020.

Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Aspire Capital (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements (each, a “Registration Statement”) as necessary to register for sale under the Securities Act of 1933, as amended (the “Securities Act”), the Initial Purchase Shares, the Commitment Shares (as defined below) and the additional shares of Common Stock that may be issued to Aspire Capital under the Purchase Agreement. The Company has filed with the SEC a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-221120) registering all of the shares of Common Stock that may be offered to Aspire Capital from time to time under the Purchase Agreement.

Under the Purchase Agreement, on any trading day selected by the Company, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a “Purchase Notice”), directing Aspire Capital (as principal) to purchase up to 200,000 shares of Common Stock per business day at a per share price (the “Purchase Price”) equal to the lesser of the lowest sale price of the Common Stock on the purchase date or the arithmetic average of the three lowest closing sale prices for the Common Stock during the ten consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which the Company submits a Purchase Notice to Aspire Capital in an amount equal to 200,000 shares of Common Stock and the closing sale price of the Common Stock is equal to or greater than $0.50 per share, the Company also has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a “VWAP Purchase Notice”) directing Aspire Capital to purchase shares of Common Stock equal to up to 30% of the aggregate shares of the Common Stock traded on its principal market on the next trading day (the “VWAP Purchase Date”), subject to a maximum number of shares of Common Stock the Company may determine. The purchase price per share pursuant to such VWAP Purchase Notice is generally 97% of the volume-weighted average price for the Common Stock traded on its principal market on the VWAP Purchase Date.

The Purchase Price will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, or other similar transaction occurring during the period(s) used to compute the Purchase Price. The Company may deliver multiple Purchase Notices and VWAP Purchase Notices to Aspire Capital from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

The Purchase Agreement provides that the Company and Aspire Capital shall not effect any sales under the Purchase Agreement on any purchase date where the closing sale price of the Common Stock is less than $0.25 per share. There are no trading volume requirements or restrictions under the Purchase Agreement, and the Company will control the timing and amount of sales of shares of Common Stock to Aspire Capital. Aspire Capital has no right to require any sales by the Company, but is obligated to make purchases from the Company as directed by the Company in accordance with the Purchase Agreement. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. In consideration for entering into the Purchase Agreement, concurrently with the execution of the Purchase Agreement, the Company issued to Aspire Capital 212,130 shares of Common Stock (the “Commitment Shares”). The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost to the Company. Aspire Capital has agreed that neither it nor any of its agents, representatives and affiliates shall engage in any direct or indirect short-selling or hedging of the Common Stock during any time prior to the termination of the Purchase Agreement. Any proceeds the Company receives under the Purchase Agreement are expected to be used for working capital and general corporate purposes, which may include research and development, clinical trial and marketing expenditures.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated herein by reference. All readers are encouraged to read the entire text of the Purchase Agreement and the Registration Rights Agreement.

The Company is filing the opinion of its counsel, Reinhart Boerner Van Deuren s.c., relating to the legality of the shares of Common Stock offered and sold pursuant to the Purchase Agreement, as Exhibit 5.1 hereto.

Item 1.02	Termination of a Material Definitive Agreement

Effective June 26, 2020, upon the execution of the Purchase Agreement, the Company’s prior common stock purchase agreement with Aspire Capital dated December 29, 2017 (the “Prior Purchase Agreement”) was terminated. Under the Prior Purchase Agreement, the Company had the right, upon the terms and subject to the conditions and limitations set forth therein, from time to time in its sole discretion during the 36-month term of the Prior Purchase Agreement, to direct Aspire Capital to purchase up to $15.0 million of the Common Stock in the aggregate. As of the date of termination of the Prior Purchase Agreement, the Company sold a total of 6,214,343 shares of Common Stock to Aspire Capital under the Prior Purchase Agreement for aggregate proceeds of $14,999,999. Since inception of the Prior Purchase Agreement through March 31, 2020, the Company sold a total of 4,017,010 shares of Common Stock to Aspire Capital under the Prior Purchase Agreement resulting in proceeds to the Company of $7.8 million. Subsequent to March 31, 2020 through the termination of the Prior Purchase Agreement, the Company sold a total of 2,197,333 shares of Common Stock to Aspire Capital under the Prior Purchase Agreement resulting in proceeds to the Company of $7.2 million.

Forward-Looking Statements

This report contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this report can be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect, “ “intend,” “may,” “opportunity,” “plan,” “predict,” “potential,” “estimate,” “should, “ “will,” “would” or the negative of these terms or other words of similar meaning. Any forward-looking statements in this report are based upon the Company’s current plans and strategies and reflect the Company’s current assessment of the risks and uncertainties related to its business and are made as of the date of this report. The Company assumes no obligation to update any forward-looking statements contained in this report because of new information or future events, developments or circumstances. Such forward-looking statements are subject to known and unknown risks, uncertainties and assumptions, and if any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our actual results could differ materially from those expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to, uncertainties related to market conditions and the satisfaction of closing conditions related to sales under the Purchase Agreement and the Company’s expectations regarding the use of proceeds therefrom. The Company’s expectation of its cash and cash equivalents as of June 30, 2020 is subject to uncertainties, including the timing of receipt of payments from customers. This list is not exhaustive and other risks are detailed in the Company’s periodic reports filed with the SEC, including the Company’s Form 10-K for the year ended September 30, 2019 and subsequent Quarterly Reports on Form 10-Q, which are available at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Document

5.1	Opinion of Reinhart Boerner Van Deuren s.c.

10.1	Common Stock Purchase Agreement, dated as of June 26, 2020, between Veru Inc. and Aspire Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of June 26, 2020, between Veru Inc. and Aspire Capital Fund, LLC.

23.1	Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2020	VERU INC.

	By:	/s/ Michele Greco
Michele Greco
Chief Financial Officer and Chief Administrative Officer

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